UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2025 (October 14, 2025)

CSLM Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41219	98-1602789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 E. Commercial Boulevard, Suite 900 Ft. Lauderdale, FL	33308
(Address of principal executive offices)	(Zip Code)

(954) 315-9381

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: NONE

Securities registered pursuant to Section 12(g) of the Securities Exchange Act of 1934:

Title for each class	Trading Symbol(s)
Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant	CSLFU
Class A ordinary shares, par value $0.0001 per share	CSLMF
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CSLWF
Rights to acquire one-tenth of one Class A ordinary share	CSLRF

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Trust Amendment Agreement

On October 14, 2025, as approved by its shareholders at the extraordinary meeting held on October 14, 2025 (the “Meeting”), CSLM ACQUISITION CORP. (the “Company”), and its trustee, Continental Stock Transfer & Trust Company amended the Investment Management Trust Agreement, dated as of January 12, 2022, as amended (the “Trust Agreement”), in order to allow the Company to extend the time to complete a business combination on a semi-month basis, until December 18, 2025 (the “Termination Date”) by placing into the Company’s trust account (the “Trust Account”) the lesser of $0.02 per non-redeemed Class A Ordinary Share (as defined below), or $15,000. At the Meeting, the shareholders of the Company approved by a special resolution, to amend Trust Agreement to extend the time by which the Company has to consummate a business combination until December 18, 2025 in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, adopted by special resolution dated January 5, 2022, as amended (the “Articles of Association”).

The foregoing description of the Trust Amendment is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The shareholders of the Company approved the following proposals at the Meeting held on October 14, 2025: (a) as a special resolution, to amend the Company’s Articles of Association to extend the date by which it has to complete a business combination on a semi-monthly basis until December 18, 2025 by placing into the Trust Account (the “Extension Amendment Proposal”), the lesser of $0.02 per non-redeemed Class A Ordinary Share of the Company, or $15,000; and (b) as a special resolution, an amendment to the Trust Agreement, to extend the Termination Date until December 18, 2025 (the “Trust Amendment Proposal”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 14, 2025, the Company held the Meeting. On September 26, 2025, the record date for the Meeting, there were 5,645,705 ordinary shares entitled to be voted at the Annual Meeting. This included 5,645,704 Class A ordinary shares, par value $0.0001 per share (“Class A Shares”), and one Class B ordinary share, par value $0.0001 per share (“Class B Shares” and together being the issued and outstanding ordinary shares of the Company, referred to as the “Shares”). At the meeting, 4,745,442 or 84.05% of such Shares were represented in person or by proxy.

The final results for each of the matters submitted to a vote of the Company’s shareholders at the Annual Meeting are as follows:

1. Extension Amendment Proposal

Shareholders approved the proposal to amend the Company’s Articles of Association as a special resolution, giving the Company the right to extend the date by which it has to complete a business combination up to October 18, 2025. Approval of the Extension Amendment Proposal required a special resolution under Cayman Islands law, being a resolution passed by a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares voted in person or by proxy at the Annual Meeting or any adjournment thereof. The Extension Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,745,432	10	0	0

2. Trust Amendment Proposal

Shareholders approved the proposal to amend the Trust Agreement, as a special resolution, to allow the Company to extend the time to complete a business combination up to December 18, 2025 by depositing into the Trust Account on a semi-month basis the lesser of $0.02 per non-redeemed Class A Share or $15,000. Approval of the Trust Agreement Amendment Proposal required a special resolution under Cayman Islands law, a majority of not less than two-thirds (2/3) of such holders of the issued and outstanding Ordinary Shares voted in person or by proxy at the Annual Meeting or any adjournment thereof. The Trust Amendment Proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,745,432	10	0	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Meeting, on October 16, 2025, the Company deposited $15,000 into the Company’s Trust Account to extend the time it has to complete its business combination until November 3, 2025. The Company has until December 18, 2025 to complete its business combination depositing $15,000 for each semi-month extension into the Trust Account. No Class A Shares were redeemed in connection with the Meeting.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
10.1	Amendment to the Investment Trust Management Agreement between the Company and the Trustee dated October 14, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSLM Acquisition Corp.

Dated: October 16, 2025	By:	/s/ Charles Cassel
	Name:	Charles Cassel
	Title:	Chief Executive Officer

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